UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 12, 2024

WASHINGTON TRUST BANCORP, INC.
(Exact Name of Registrant as Specified in Charter)

Rhode Island	001-32991	05-0404671
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

23 Broad Street
Westerly,	Rhode Island	02891
(Address of principal executive offices)		(Zip Code)

(401)	348-1200
(Registrant's telephone number, including area code)

N/A
(Former name or address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
COMMON STOCK, $.0625 PAR VALUE PER SHARE	WASH	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the
Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On December 12, 2024, Washington Trust Bancorp, Inc. (the “Corporation”) entered into an underwriting agreement (the “Underwriting Agreement”) with BofA Securities, Inc. (the “Underwriter”) to offer and sell 1,911,764 shares of the Corporation’s common stock, $0.0625 par value per share (the “Common Stock”), at a public offering price of $34.00 per share in an underwritten public offering (the “Offering”). The offer and sale of the shares of Common Stock in the Offering was registered under the Securities Act of 1933, as amended (the “Act”), pursuant to the Corporation’s shelf registration statement on Form S-3 (File No. 333-274430), which was declared effective by the Securities and Exchange Commission (the “SEC”) on September 29, 2023, including the base prospectus contained therein, as supplemented by a preliminary prospectus supplement dated December 12, 2024, filed by the Corporation with the SEC pursuant to Rule 424(b) under the Act, with a final prospectus supplement to be filed with the SEC prior to the closing of the Offering. As part of the Offering, the Corporation granted the Underwriter a 30-day option to purchase up to an additional 286,764 shares of Common Stock on the same terms and conditions. After deducting the underwriting discounts and commissions on the sale of shares of Common Stock by the Corporation in the Offering, but before deducting offering-related expenses, the net proceeds of the Offering for the Corporation are expected to be approximately $61.75 million (or approximately $71.01 million if the Underwriter exercises in full its option to purchase additional shares of Common Stock). The Offering is expected to close on or about December 16, 2024, subject to satisfaction of customary closing conditions. The Corporation intends to use the net proceeds of this offering for general corporate purposes to support continued organic growth and capital generation, which are expected to include investments in the Bank and Bank balance sheet optimization strategies involving the sale of lower-yielding loans and available for sale debt securities, the repayment of wholesale funding balances and the purchase of debt securities with current market yields.

The Underwriting Agreement contains customary representations, warranties, obligations, closing conditions, and termination provisions, and also provides for customary indemnification by the Corporation in favor of the Underwriter against certain liabilities and customary contribution provisions in respect of those liabilities. The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to the full text of the Underwriting Agreement, a copy of which is attached as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Partridge Snow & Hahn LLP, counsel to the Corporation, delivered an opinion as to the validity of the shares of Common Stock subject to the Offering, a copy of which is attached hereto as Exhibit 5.1 and is incorporated by reference herein.

Item 8.01. Other Events.

On December 12, 2024, the Corporation issued a press release announcing the pricing of the Offering. A copy of the press release issued by the Corporation announcing the pricing of the Offering is attached to this Current Report on Form 8-K as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

	Exhibit No.	Exhibit

	1.1	Underwriting Agreement, dated December 12, 2024, by and between Washington Trust Bancorp, Inc. and BofA Securities, Inc.
	5.1	Opinion of Partridge Snow & Hahn LLP regarding the legality of the Common Stock.
	23.1	Consent of Partridge Snow & Hahn LLP (included in Exhibit 5.1 filed herewith).
	99.1	Press release of Washington Trust Bancorp, Inc. announcing pricing of public offering of common stock, issued December 12, 2024.
	104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WASHINGTON TRUST BANCORP, INC.
Date:	December 12, 2024	By:	/s/ Ronald S. Ohsberg
Ronald S. Ohsberg
Senior Executive Vice President, Chief Financial Officer and Treasurer